Exhibit 10.1

CONSULTANT AGREEMENT

This Agreement for Consulting Services is made by and between Excellency Investment Realty Trust, Inc. (hereinafter referred to as "Company") and David Mladen (hereinafter referred to as "Consultant").

The Company has hired Consultant subject to the following terms and conditions.

1.  Consulting services by Consultant for Company commenced on May 1, 2010, and shall continue for Eighteen  (18) months until October 31, 2011.   At end of term, any extensions will be negotiated between consultant and company.

2.  The following duties and responsibilities shall be competently performed by the Consultant: Review and advise on all insurance policies and claims on same; Research new real estate projects that the Company may be interested in adding to its portfolio; Assist Company in obtaining financing for new projects; and Other duties as deemed necessary by Company.

3.  The Consultant shall work part-time, both at Company’s offices and via telecommuting, such hours as are required by the Company for the Consultant to competently perform the duties of this agreement.  The Consultant shall use his or her best efforts on behalf of the Company.

4.  The Consultant shall comply with all stated standards of performance, policies, rules, and regulations.

5.  The Company shall make payment to the Consultant a set amount as compensation for services rendered.  The Consultant agrees to accept the sum of $31,200 per year, payable weekly in the amount of $600.  In addition to the above compensation, the Consultant will be entitled health insurance, as well as commissions / bonuses which will be negotiated for consummated property purchases brought to company by consultant and loans negotiated or refinanced through efforts by consultant.

6.  This contract of consulting may terminate upon the occurrence of any of the following events: (a) the death of the Consultant; (b) the failure of the Consultant to perform his duties satisfactorily after notice or warning thereof; (c) for just cause based upon nonperformance of duties by Consultant; (d) economic reasons of the Company which may arise during the term of this Agreement and which may be beyond the control of the Company.

7.  This Agreement may not be assigned without prior notice by either party.  Such assignment is subject to the mutual consent and approval of any such assignment.

8.  This Agreement constitutes the complete understanding between the parties, unless amended by a subsequent written instrument signed by the company and consultant, and shall be governed by the laws of the State of Connecticut.

Company

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Gorica M. Adduci, President
Excellency Investment Realty Trust, Inc.

Consultant

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David Mladen